UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2004

IndyMac Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-08972	95-3983415
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

155 North Lake Avenue
Pasadena, California	91101-7211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 669-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
SIGNATURES

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 29, 2004, the IndyMac Home Equity Loan Trust 2004-2 (the “Note Trust”) issued $500 million of AAA-rated asset-backed notes (the “Notes”) in a public offering underwritten by Lehman Brothers Inc. The Notes are backed by AAA-rated class A certificates that are supported by a pool of home equity line of credit loans originated or acquired by IndyMac Bank, F.S.B., a wholly owned subsidiary of IndyMac Bancorp, Inc. (the “Company”). Prior to the issuance of the Notes, the Company sold the class A certificates to an affiliate of Lehman Brothers Inc. and, simultaneously therewith, such affiliate sold the class A certificates to the Note Trust to serve as collateral securing the Note Trust’s payment obligations on the Notes.

The Notes pay interest at a rate of one-month LIBOR plus 0.20% through the payment date in September 2006; thereafter, the rate may be re-set to a rate not to exceed one-month LIBOR plus 0.90%. The Notes have an initial two year revolving period and a final maturity date of October 28, 2036, although the actual maturity date is expected to be substantially earlier. The Notes may be called at par by the Note Trust at any time after the outstanding principal balance of the Notes is reduced to 35% of its original principal balance.

The Notes do not represent a direct financial obligation of the Company but will be consolidated onto the Company’s consolidated financial statements under generally accepted accounting principles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDYMAC BANCORP, INC. (Registrant)
Date: September 30, 2004	By:	/s/ Scott Keys
Scott Keys
Executive Vice President and Chief Financial Officer